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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28594, 33-9549, 2-87202, 2-80712, 33-65244,
33-61063 and 334525) of Chemed Corporation of our report dated February 2, 199 appearing on page 15 of the 1997 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Cincinnati, Ohio
March 27, 1998